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                                                                   Exhibit 10.22

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is entered into as of November 29, 1999 by and between INTEL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "Investor"), and ANCOR COMMUNICATIONS, INCORPORATED, a Minnesota corporation (together with its successors and permitted assigns, "Issuer"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.1.

     WHEREAS, subject to the terms and conditions of this Agreement, Investor desires to purchase, and Issuer desires to issue and sell to Investor, shares of Issuer's common stock, par value $.01 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms. As used herein the following terms shall have the following meanings:

     "Affiliate" shall have the meaning ascribed to it in Rule 12b2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     "Articles of Incorporation" means Issuer's Articles of Incorporation, as the same may be or have been supplemented, amended or restated from time to time.

     "Bylaws" means Issuer's Restated Bylaws, as the same may be or have been supplemented, amended or restated from time to time.

     "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature
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thereof, and the filing of or agreement to give a financing statement under the
Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

     "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate with other such changes (or effects) is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

     "Requirement of Law" means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II
                      ISSUANCE AND PURCHASE OF COMMON STOCK

     2.1 Issuance and Purchase of Common Stock. Subject to the terms and conditions of this Agreement, Issuer will issue and sell to Investor, and Investor will purchase from Issuer, a number of shares (the "Shares") of Common Stock equal to the aggregate purchase price hereunder divided by the per share purchase price, each as set forth herein, rounded up to the next whole number of shares. The aggregate purchase price shall be $14,840,000. The per share purchase price shall be equal to $53.00 (the "Purchase Price").

     2.2 Legend. Any certificate or certificates representing the Shares shall bear the following legend:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.


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

                                   ARTICLE III
                                     CLOSING

     3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VIII at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402. At the Closing, (i) Investor shall pay to Issuer, by wire transfer of immediately available funds to an account designated in writing by Issuer, the Purchase Price; (ii) Issuer shall issue to Investor the Shares, and deliver to Investor certificates for the Shares duly registered in the name of Investor; and (iii) all other agreements and other documents referred to in this Agreement shall be executed and delivered (if not done prior to the Closing). "Closing Date" means the date on which the Closing occurs.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ISSUER

     As a material inducement to Investor entering into this Agreement and purchasing the Shares, Issuer represents and warrants to Investor as follows:

     4.1 Corporate Status. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Issuer has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. Except as set forth in Section 4.1 of the Disclosure Schedule attached hereto (the "Disclosure Schedule"), the Issuer is qualified or licensed to conduct business and is in good standing in all jurisdictions where its ownership or lease of property and the conduct of its business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on Issuer. There is no pending or threatened proceeding for the dissolution, liquidation, or insolvency of Issuer.

     4.2 Corporate Power and Authority. Issuer has the corporate power and authority to execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement have been or will be taken.

     4.3 Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by Issuer and constitutes a legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of


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

creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     4.4 No Violation. The execution and delivery by Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Issuer with the terms and provisions hereof (including, without limitation, the issuance to Investor of the Shares), do not and will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Articles of Incorporation or Bylaws or any Contract to which Issuer is a party or by which Issuer or its properties or assets are bound, or any Requirement of Law applicable to Issuer, or result in the creation or imposition of any Lien upon any of the capital stock, properties or assets of Issuer.

     4.5 Consents/Approvals. Except for any filing and approval under the HartScottRodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder ("HSR Act"), (a) no consents of, filings with or authorizations or other actions of any Governmental Authority are required for Issuer's execution, delivery and performance of this Agreement and (b) no consent, approval, waiver or other action by any Person under any Contract to which Issuer is a party or by which Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such consents would not have a Material Adverse Effect on Issuer or would not invalidate the purchase of the Shares.

     4.6 Capitalization. The authorized capital stock of Issuer consists of 40,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of November 26, 1999, there are 28,045,520 shares of Common Stock and no shares of Preferred Stock outstanding. All of the issued and outstanding securities of Issuer have been duly authorized and validly issued and are fully paid and nonassessable and are free of all liens, claims and encumbrances, other than liens, claims or encumbrances create by, imposed upon or otherwise created by the actions of the holders thereof. Issuer has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in Section 4.6 of the Disclosure Schedule, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Issuer and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Issuer any shares of capital stock or other securities of Issuer of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Issuer to repurchase or otherwise acquire any shares of its capital stock.

     4.7 Valid Issuance of Stock.

          (i) Valid Issuance. The Shares will be, upon payment therefor by the Investor in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable.


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          (ii) Compliance with Securities Laws. Assuming the correctness of the representations made by the Investor in Section Article V hereof, the Shares will be issued to the Investor in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

     4.8 SEC Reports and Nasdaq Compliance. Set forth in Section 4.8 of the Disclosure Schedule is a complete and correct list of all registration statements, reports and proxy statements filed by the Issuer with the SEC on or after December 31, 1998. Issuer has made all filings (the "SEC Reports") required to be made by it under the Securities Act, the Exchange Act and the securities laws of any state, and any rules and regulations promulgated thereunder and pursuant to any Requirements of Law. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other Requirements of Law. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Issuer is not a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Reports that was not so filed. Issuer has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on the Nasdaq National Market under all currently effective and currently proposed inclusion requirements.

     4.9 Governing Documents. Issuer has delivered or made available to Investor true, accurate and complete copies of its Articles of Incorporation and Bylaws in effect as of the date hereof.

     4.10 Subsidiaries. Issuer does not own, directly or indirectly, any outstanding voting securities of or other interests in, and does not control, any corporation, partnership, limited liability company, joint venture or other business entity other than solely for investment purposes in connection with the Company's current investment policy, nor does the Issuer own any outstanding loan or advance to or from, any person or entity except as set forth in Section
4.10 of the Disclosure Schedule.

     4.11 Financial Statements. The Issuer has provided the Investor with copies of its audited financial statements for the fiscal year ended December 31, 1998, and its unaudited financial statements for the nine-month period ended September 30, 1999, which financial statements are included in the SEC Reports. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial condition, results of operations, cash flows, or other information therein of Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recurring adjustments which might be required as a result of year end audit and except as otherwise stated therein).

     4.12 Changes Since September 30, 1999. Except as set forth in the SEC Reports, since September 30, 1999, there has been no Material Adverse Change in Issuer. Except as set forth in the SEC Reports or in Section 4.11 of the Disclosure Schedule hereto, (a) since September 30, 1999, there has not been (i) any direct or indirect redemption, purchase or other acquisition by Issuer of any shares of Issuer's capital stock or (ii) declaration, setting aside or payment of any dividend or other distribution by Issuer in respect of its capital stock, or (iii) issuance of any shares of capital stock of Issuer or any granting to any person of any option to purchase or other right to acquire shares of capital stock of Issuer, other than the exercise or grant of employee stock options pursuant to the Issuer's stock option plans and purchases pursuant to the Issuer's employee stock purchase plan in the ordinary course of business or (iv) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that are not material to the Issuer, or (v) any waiver by the Issuer of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that are not material or (vi) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Issuer or any of its assets or properties is bound or subject, except for changes, amendments or waivers that are expressly provided for or disclosed in this Agreement or (vii) any change by the Issuer in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; and (b) none of the officers or directors of Issuer (or any of their spouses or children) has
(i) any direct or indirect investment or equity interest in, or power to control the business affairs of, any manufacturer, supplier, lender or provider of services or goods to Issuer, except for their interest in Issuer, (ii) any material contractual relationship with Issuer, and (iii) has any direct or indirect interest in any material right, property or asset which is owned or used by Issuer in the conduct of its business.

     4.13 Environmental Matters. Except as set forth in the SEC Reports:

          (a) Issuer is and has at all times been in compliance with all Environmental Laws (as defined below) governing its business, operations, properties and assets, including, without limitation, Environmental Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, labeling or disposal of solid and hazardous waste materials and substances or process byproducts, in each case, for which failure to comply could have a Material Adverse Effect on Issuer. Issuer is not currently liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing, which penalty, fine or forfeiture could have a Material Adverse Effect on Issuer. Issuer is in compliance with all notice, record keeping and reporting requirements of all Environmental Laws, and has complied with all informational requests or demands arising under the Environmental Laws, where failure to comply could have a Material Adverse Effect on Issuer.


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

          (b) As used in this Agreement, "Environmental Laws" means all federal, state or local laws, rules, regulations, orders or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste and occupational health and safety, as any of these terms are or may be defined in such laws, rules, regulations, orders, or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, by the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act.

     4.14 No Commissions. Issuer has not incurred any obligation for any finder, broker or agent's fees or commissions in connection with the transactions contemplated.

     4.15 Litigation. Except as set forth in Section 4.15 to the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the best of the Issuer's knowledge, threatened: (a) against the Issuer, its activities, properties or assets, or any officer, director or employee of the Issuer in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Issuer, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement (including issuance of the Shares). The Issuer is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Issuer is currently pending nor does the Issuer intend to initiate any Action that is reasonably likely to be material to the Issuer.

     4.16 Year 2000. To the best of Issuer's knowledge, all material computer software and hardware used internally in the business of Issuer ("Business Systems") will properly record, store, process, manage, specify and print four digit dates (and data involving or based on four digit dates) falling on or after January 1, 2000, in the same manner, and with the same functionality, accuracy, data integrity and performance as such software and hardware record, store, process, manage, specify and print calendar dates and date data (and data utilizing or based on that data) falling on or before December 31, 1999. The Business Systems will operate properly with other material software used internally in the business of Issuer. All of the Issuer's material products (including products currently under development) either (a) have no date tracking or processing function, or (b) will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Issuer's material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999. To the knowledge of the Issuer, all of the Issuer's material products and the conduct of the Issuer's business with material customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first


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

century or the transition from the twentieth century through the year 2000 and into the twenty-first century. To the knowledge of the Issuer, the Issuer is not reasonably likely to incur material expenses arising from or relating to the failure of any of its Business Systems or any material products (including all material products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

     4.17 Compliance with Law and Charter Documents. The Issuer is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended. The Issuer has complied in all material respects and is in material compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Issuer's business or properties.

     4.18 Invention Assignment and Confidentiality Agreement. Except as set forth in Section 4.18 of the Disclosure Schedule, each employee and consultant or independent contractor of the Issuer whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property who was initially employed or engaged by Issuer on or after January 1, 1995, has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

     4.19 Intellectual Property.

          (i) Ownership or Right to Use. The Issuer has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property") necessary to enable the Issuer to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, would not have a Material Adverse Effect.

          (ii) Licenses; Other Agreements. The Issuer is not currently the licensee of any material portion of the Intellectual Property of the Issuer. Except as set forth in Section 4.19 to the Disclosure Schedule, there are not outstanding any licenses or agreements of any kind relating to any Intellectual Property owned by the Issuer, except for agreements with customers of the Issuer entered into in the ordinary course of the Issuer's business and other licenses and agreements that, collectively, are not material. The Issuer is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as the Issuer may be so obligated in the ordinary course of its business, as disclosed in the Issuer's SEC Documents or where the aggregate amount of such


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     payments over the three year period following the date of this Agreement could not reasonably be expected to be material.

          (iii) No Infringement. The Issuer has not violated or infringed in any material respect, and is not currently violating or infringing in any material respect, and the Issuer has not received any communications alleging that the Issuer (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity.

          (iv) Employees and Consultants. To the best of the Issuer's knowledge, no employee of or consultant to the Issuer is in material default under any term of any material employment contract, agreement or arrangement relating to Intellectual Property of the Issuer or any material non-competition arrangement, other contract or restrictive covenant relating to the Intellectual Property of the Issuer. The Intellectual Property of the Issuer (other than any Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Issuer during the time they were employed or retained by the Issuer, and to the best knowledge of the Issuer, at no time during conception or reduction to practice of such Intellectual Property of the Issuer were any such employees or consultants operating under any grant from a government entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Issuer's rights in the Intellectual Property of the Issuer. Such Intellectual Property of the Issuer does not, to the best knowledge of the Issuer, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Issuer nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other person or entity.

     4.20 Registration Rights. Issuer is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Issuer registered with the SEC or registered or qualified with any other governmental authority other than under agreements for which registration statements are currently effective, which do not conflict with the registration rights granted to Investor pursuant to the Registration Rights Agreement referenced in Section 6.4.

     4.21 Title to Property and Assets. The non-leased properties and assets of the Issuer are owned by the Issuer free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that are disclosed in the SEC Reports or arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Issuer. With respect to the property and assets it leases, the Issuer is in compliance with such leases in all material respects.

     4.22 Tax Matters. The Issuer has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Issuer has paid in full all taxes that


                                       9
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have become due on or prior to the date hereof (and will have paid when due all taxes that become due after the date hereof and prior to the Closing), including penalties and interest, assessments, fees and other charges, other than those being contested in good faith and/or those for which adequate reserves have been provided for.

     4.23 Full Disclosure. The information contained in this Agreement and any other documents executed in connection with this Agreement and the SEC Reports with respect to the business, operations, assets, results of operations and financial condition of the Issuer, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     As a material inducement to Issuer entering into this Agreement and issuing the Shares, Investor represents and warrants to Issuer as follows:

     5.1 Corporate Status; Power and Authority. Investor is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Investor has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and consummate the transactions contemplated hereby. Investor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     5.2 No Violation. The execution and delivery by Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or Bylaws of Investor or any Contract to which Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to Investor, other than such violations, conflicts, defaults or breaches which, individually and in the aggregate, do not and will not have a Material Adverse Effect on Investor.

     5.3 Consents/Approvals. Except for any filing and approval under the HSR Act, (a) no consents, filings, authorizations or actions of any Governmental Authority are required for Investor's execution, delivery and performance of this Agreement, and (b) no consent, approval, waiver or other actions by any Person under any Contract to which Investor is a party or by which Investor or any of his properties or assets are bound is required or necessary for the execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby.

     5.4 Enforceability. This Agreement has been duly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in


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

accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether enforceability is considered in a proceeding at law or in equity.

     5.5 Investment Intent. Investor is acquiring the Shares for its own account and with no present intention of distributing or selling such Shares in violation of the Securities Act or any applicable state securities law. Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel to Investor satisfactory to Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws. Investor understands that the sale of the Shares has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Issuer on such exemption from registration is predicated in part on the representations and warranties of Investor. Investor acknowledges that pursuant to Section 2.2 a restrictive legend consistent with the foregoing will be placed on the certificates for the Shares.

     5.6 Availability of Information; Ability to Evaluate Investment. Issuer has made available to Investor the opportunity to ask questions and receive answers concerning the business of Issuer and the terms and conditions of the purchase of the Shares, including access to all reports and other filings made by Issuer with the SEC and such other information as Investor deems necessary to evaluate an investment in Issuer, and Investor as utilized such access and opportunity to the extent believed by Investor to be necessary. Investor represents that it is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that Investor is able to evaluate the merits and risks of an investment in Issuer.

     5.7 No Commissions. Investor has not incurred any obligation for any finder, broker, or agent's fees or commissions in connection with the transactions contemplated hereby.

     5.8 HSR Representations. Investor represents that it is acquiring the Shares solely for purposes of investment. Without limiting the foregoing, Investor specifically represents that it does not presently intend to (a) nominate a candidate for election to the Board of Directors of Issuer, (b) propose corporate action of Issuer requiring shareholder approval, (c) solicit proxies with respect to any vote of the shareholders of Issuer or (d) have an officer, director, or employee of Investor or any affiliate of Investor serve as an officer or director of Issuer.

                                   ARTICLE VI
                                    COVENANTS

     6.1 Filings. Each of Investor and Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

     6.2 Obligations Regarding Confidential Information. Confidential Information (as defined below) shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below. For purposes of this Agreement, the term "Confidential Information" refers to (i) the existence of this Agreement and (ii) the terms and provisions of this Agreement, provided, however, that Confidential Information shall not include any information that was (i) publicly known and generally available in the public domain prior to its disclosure by the Company, (ii) becomes publicly known and generally available in the public domain through no action or inaction on the part of the Company in violation of the terms of this Agreement or (iii) becomes publicly known by written consent or other action of the Investor.

          (a) Press Releases, Etc. Except as otherwise expressly permitted in this Section 6.2, no announcement regarding the Confidential Information in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise may be made by a party hereto without the prior written consent of the other party hereto.

          (b) Permitted Disclosures. Notwithstanding the foregoing, (i) either party may disclose any of the Confidential Information to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations (provided that the disclosing party shall be responsible for any failure of any such person to comply with the provisions of this Section 6.2); and (ii) Investor may disclose its investment in Issuer and other Confidential Information to third parties or to the public at its sole discretion and, if it does so, Issuer shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Investor.

          (c) Legally Compelled Disclosure. Except to the extent required by law or judicial or administrative order or except as provided herein, Issuer shall not disclose any Confidential Information without Investor's prior written approval; provided, however, that Issuer may disclose any Confidential Information, to the extent required by law or judicial or administrative order, provided that if such disclosure is pursuant to judicial or administrative order, Issuer will notify Investor promptly before such disclosure and will cooperate with Investor to seek confidential treatment with respect to the disclosure if requested by Investor and provided further that if such disclosure is required pursuant to law or the rules and regulations of any federal, state or local governmental authority or any regulatory body, if requested by Investor, Issuer will seek confidential treatment to the maximum extent, in the reasonable judgment of counsel of Issuer, possible under law. Notwithstanding the foregoing provisions or any other provision to the contrary, Issuer agrees that, except to the extent required by judicial or administrative order, which Issuer shall use its best efforts to avoid to the maximum extent possible under law, Issuer will not file this Agreement with any governmental authority or any regulatory body; provided, however, that to the extent required under the Securities Act, the Exchange Act or any of the rules and regulations promulgated thereunder, including judicial interpretations thereof (the "Rules and Regulations"), upon the advice of counsel, Issuer may (A) file this Agreement and the Registration Rights Agreement as an exhibit to any filing required to be made by the Company under the Securities Act or the Exchange Act and (B) in Issuer's filings under the Securities Act or the Exchange Act, identify Investor as "Intel Corporation" and describe the material terms of the Investor's investment. Issuer agrees that it will provide Investor with drafts of any documents, press releases or other filings (including the filing permitted by the proviso of the immediately preceding sentence) in which Issuer desires to disclose the terms of this Agreement, the transactions contemplated hereby or any other Confidential Information at least three (3) business days prior to the filing or disclosure thereof, and that it will cooperate with Investor to make any changes to such materials as requested by Investor unless advised by counsel that the Rules and Regulations require otherwise. Unless permitted by the terms of this Section, Issuer will not disclose any Confidential Information or file this Agreement if Investor has objected to such disclosure or filing. Issuer will not, except as permitted above, file this Agreement with any governmental authority or any regulatory body, or disclose the identity of the Investor or any other Confidential Information in any filing.

          (d) Other Information. The provisions of this Section 6.2 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between Issuer and Investor shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 2284356, dated August 24, 1998, executed by Issuer and Investor, and any Confidential Information Transmittal Records (as defined in paragraph 1 therein) provided in connection therewith.

     6.3 Confidential Information and Invention Assignment Agreement. Each of Issuer's current key officers and employees have executed an Employee Disclosure and Assignment Agreement as of the date hereof (the "Confidential Information Agreement"). Issuer shall use its best efforts to cause all other of its current employees who have not previously done so to execute a Confidential Information Agreement.

     6.4 Registration Rights Agreement. As a condition of closing, the parties shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

     6.5 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     6.6 Notification of Certain Matters. Each party hereto shall give prompt notice to the other party hereto of the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

     6.7 HSR Act and Other Actions. In the event a filing is required under the HSR Act, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein. Investor shall make payment of the applicable HSR Act filing fee. The parties also agree to use their reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     6.8 Information Rights

          (i) Financial Information. The Issuer covenants and agrees that, commencing on the Closing and continuing for so long as the Investor holds more than 50% of the Shares purchased hereunder, the Issuer shall:

               (A) Annual Reports. Furnish to the Investor promptly following the filing of such report with the SEC a copy of the Issuer's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Issuer and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Issuer's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Issuer shall no longer be required to file Annual Reports on Form 10-K, the Issuer shall, within ninety (90) days following the end of each respective fiscal year, deliver to the Investor a copy of such balance sheets, statements of income and statements of cash flows.

               (B) Quarterly Reports. Furnish to the Investor promptly following the filing of such report with the SEC, a copy of each of the Issuer's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Issuer and its subsidiaries for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Issuer's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices (except, in the case of any Form 10-Q, as may otherwise be permitted by Form 10-Q), but all of which may be unaudited. In the event the Issuer shall no longer be required to file Quarterly Reports on Form 10-Q, the Issuer shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to the

          Investor a copy of such balance sheets, statements of income and statements of cash flows.

          (ii) SEC Filings. The Issuer shall deliver to the Investor copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

     6.9 Restrictions on Transfer. Investor agrees not to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares unless and until (a) there is then in effect a registration statement under the Securities Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) such disposition may lawfully be made without registration under the securities Act or qualification under applicable state securities laws exempt from the registration requirements of the Securities Act and any applicable state securities laws covering such proposed disposition and, if requested by Issuer, Investor shall provide Issuer with an opinion of counsel reasonably satisfactory to Issuer to that effect prior to any such disposition. Notwithstanding the foregoing, in no event shall Investor dispose of any or all of the Shares for a period of six months from the date of this agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 Agreement to Indemnify.

          (i) Company Indemnity. The Investor, its Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees") shall each be indemnified and held harmless to the extent set forth in this
     Section 7 by the Issuer with respect to any and all Damages (as defined below) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Issuer in this Agreement (including any exhibits and schedules hereto).

          (ii) Investor Indemnity. The Issuer, its respective Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Issuer Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 7, by the Investor, in respect of any and all Damages incurred by any Issuer Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Investor in this Agreement.

          (iii) Equitable Relief. Nothing set forth in this Section 7 shall be deemed to prohibit or limit any Investor Indemnitee's or Issuer Indemnitee's right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of any

     Indemnifying Party to perform or comply with any covenant or agreement contained herein.

     7.2 Survival. All representations and warranties of the Investor and the Issuer contained herein and all claims of any Investor Indemnitee or Issuer Indemnitee in respect of any inaccuracy or misrepresentation in or breach hereof, shall survive the Closing until the third anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Investor and the Issuer contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any Investor Indemnitee or Issuer Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of three years following the date on which such breach occurs.

     7.3 Claims for Indemnification. If any Investor Indemnitee or Issuer Indemnitee (an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this Section 7 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Investor Indemnitee, means the Issuer, and in the case of a Issuer Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim.

     Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty (20) business days following its receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying party does not object thereto within such twenty (20) business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Issuer and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty
(30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings. Nothing in this section shall be deemed to require arbitration.

     7.4 Defense of Claims. In connection with any claim that may give rise to indemnity under this Section 7 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties); provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any cross-claims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Party shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 7.4. If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 7.4, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided further, that the Indemnifying party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 7.4. If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 7.4, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding, but only with the prior written consent of the Indemnifying Party, which may not be unreasonably withheld, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

     7.5 Certain Definitions. As used in this Section 7, (a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (b) "Associate" means, when used to indicate a relationship with any person or entity, (1) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (2) any trust or other estate in which such first person or entity has a ten percent (10%) or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including (1) interest on cash disbursements in respect of any of the foregoing at the prime rate of Chase Manhattan Bank, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (2) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and
(d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     8.1 Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment of the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

          (b) HartScottRodino Act. In the event a filing is required pursuant to the HSR Act, any waiting period (and any extension thereof) applicable to the consummation of the Closing under the HSR Act shall have expired or been terminated.

          (c) Collaboration Agreement. The parties shall have entered into the Collaboration Agreement to be entered into between the parties on or prior to the date hereof.

     8.2 Additional Conditions to the Obligations of Investor. The obligation of Investor to proceed with the Closing is also subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except for changes specifically permitted by this Agreement. Investor shall have received a certificate of an officer of Issuer to such effect;

          (b) Agreement and Covenants. Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Investor shall have received a certificate of an officer of Issuer to such effect;

          (c) Registration Rights Agreement. Issuer shall have executed the Registration Rights Agreement.

          (d) Opinion of Counsel. Counsel to the Issuer shall have delivered an opinion of counsel, dated as of the Closing Date, in form and substance agreed to by Investor.

          (e) Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

          (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include but not be limited to the following:

               (i) Certified Charter Documents. A copy of (i) the Articles of Incorporation certified as of a recent date by the Secretary of State of Minnesota as a complete and correct copy thereof, and (ii) the Bylaws of the Issuer (as amended through the date of the Closing) certified by the Secretary of the Issuer as a true and correct copy thereof as of the Closing.

               (ii) Board Resolutions. A copy, certified by the Secretary of the Issuer, of the resolutions of the Board of Directors of the Issuer providing for the approval of this Agreement and the issuance of the Shares, and the other matters contemplated hereby and thereby.

               (iii) Registrar and Transfer Agent Certificate. A certificate, executed by the Issuer's registrar and transfer agent certifying the number of outstanding shares of Common Stock of the Issuer as of a recent date reasonably acceptable to the Investor.

          (g) Nasdaq Requirements. All requirement of the Nasdaq National Market in connection with the transactions contemplated by this Agreement shall have been complied with by the Issuer.

          (h) Executive Committee Approval. The Investor shall have obtained the approval from its Executive Committee (in its sole discretion) of the purchase of the Shares and the consummation of the transactions contemplated by this Agreement.

          (i) Other Actions. The Issuer shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Investor in connection with the transactions contemplated hereby.

     8.3 Additional Conditions to the Obligations of Issuer. The obligation of Issuer to proceed with the Closing is also subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and warranties of Investor contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement, and
     (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Issuer shall have received a certificate of an officer of Investor to such effect;


          (b) Agreement and Covenants. Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Issuer shall have received a certificate of an officer of Investor to such effect;

          (c) Registration Rights Agreement. Investor shall have executed the Registration Rights Agreement.

          (d) Securities Exemptions. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

          (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Issuer and to the

     Issuer's legal counsel, and the Issuer will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

          (f) Nasdaq Requirements. All requirements of the Nasdaq National Market in connection with the transactions contemplated by this Agreement shall have been complied with.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon: personal delivery to the party to be notified or three (3) business days after mailing by certified or registered mail (first class postage prepaid), or one (1) business day after sent by guaranteed overnight delivery, or upon receipt of confirmation of successful transmission if by facsimile, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):

    (a)  if to Issuer to:       Ancor Communications, Incorporated
                                6321 Bury Drive, Suite 13
                                Eden Prairie, Minnesota  55346
                                Attention: Chief Executive Officer
                                Fax: (612) 932-4037
                                Telephone: (612) 932-4000

    with a copy to:             Dorsey & Whitney, LLP
                                Pillsbury Center South
                                220 South Sixth Street
                                Minneapolis, Minnesota 554021498
                                Attention:  Amy E. Ayotte, Esq.
                                Fax:  (612) 3408738
                                Telephone:(612) 3402600

    (b)  if to Investor to:     Intel Corporation
                                2200 Mission College Blvd.
                                Santa Clara, CA 95052
                                Attention: Portfolio Manager - Mail Stop RN6-46
                                Fax: 408-765-6038
                                Telephone: (408) 765-5636
    with a copy to:             Intel Corporation
                                CBD Legal Maintenance (Joanne Field)
                                2200 Mission College Blvd., SC4-203
                                Santa Clara, CA 95052
                                Telephone: (408) 765-8080
                                Facsimile: (408) 653-7093

     9.2 Entire Agreement. This Agreement and the Registration Rights Agreement (including the Exhibits and Schedules attached hereto and thereto) and the documents to be delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits and Schedules hereto constitute a part hereof as though set forth in full above.

     9.3 Expenses; Taxes. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, incurred in connection with this Agreement or any transaction contemplated hereby; provided, however, that Issuer shall, concurrently with the Closing, pay to Investor $15,000 for Investor's expenses in connection with the transactions contemplated by this Agreement.

     9.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision hereunder shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder, or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

     9.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

     9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     9.7 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     9.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Minnesota without reference to principles of conflict of laws or choice of laws.

     9.9 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date hereof. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

     9.10 No Finder's Fees. The Investor will indemnify and hold harmless the Issuer from any liability for any commission or compensation in the nature of a finders' or broker's fee for which the Investor or any of its officers, partners, employees or consultants, or representatives is responsible. The Issuer will indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Issuer or any of its officers, employees or consultants or representatives is responsible.

     9.11 Further Assurances. From and after the date of this Agreement upon the request of the Issuer or the Investor, the Issuer and the Investor will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     9.12 Competition. Nothing set forth herein shall be deemed to preclude, limit or restrict the Issuer's or the Investor's ability to compete with the other.



                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                       Issuer:

                                       ANCOR COMMUNICATIONS,
                                       INCORPORATED



                                       By: /s/ Steven E Snyder
                                           -------------------------------------
                                       Print Name:  Steven E Snyder
                                                    ----------------------------
                                       Title: CFO
                                              ----------------------------------


                                       Investor:

                                       INTEL CORPORATION


                                       By: /s/ Arvind Sodhani
                                           -------------------------------------
                                       Print Name: Arvind Sodhani
                                                   -----------------------------

                                       Title: Vice President and Treasurer
                                              ----------------------------------

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